Exhibit 99.1

ACI Worldwide Announces Appointment of Thomas Warsop as President and Chief Executive Officer

MIAMI, May 31, 2023 – ACI Worldwide (NASDAQ: ACIW), a global leader in mission-critical, real-time payments software, today announced that its Board of Directors (the “Board”) has appointed Thomas Warsop as President and Chief Executive Officer, effective June 1, 2023. Warsop, a seasoned executive and financial services technology expert, has served as Interim President and CEO since November 2022. He will also continue to serve on the ACI Board, where he has been a director since 2015. Adalio Sanchez will continue as non-executive Chair of the Board.

“Since joining ACI eight years ago as a member of our Board, and as Interim President and CEO over the last six months, Tom has been instrumental in the refinement and execution of our strategic initiatives,” Sanchez said. “After conducting a thorough search process, and given Tom’s strong management skills, considerable expertise in financial services technology, and deep knowledge of ACI’s business, strategic plan and opportunities to enhance value, the Board is confident he is the right person to continue leading our organization forward.”

Sanchez continued, “ACI is at the epicenter of the digital and real-time payments revolution. Our market-leading software platforms are already used by many of the world’s leading corporations and financial institutions, and we are still in the early stages of this shift. We are confident that under Tom’s steady leadership, ACI is in a strong position to capitalize on the rapid expansion of the global electronic payments market.”

Warsop said, “It is truly a privilege to continue in the role of CEO of ACI, fully supported by our strong Board and talented and experienced global team. Since assuming the role of Interim CEO in November, I have seen firsthand the depth of our talent and capabilities across the Company. Our teams have made significant progress strengthening ACI’s position in the market, securing and accelerating organic revenue, and expanding our annual recurring revenue. At this time and with our strong foundation in place, we will continue to focus on accelerating growth, optimizing our portfolio, and relentlessly exploring opportunities to enhance value for our shareholders.”

Warsop continued, “While we have more work to do to fully capitalize on the opportunities ahead, we have a strong roadmap and are continuing to execute. We remain on track to achieve our previously stated guidance for revenue growth and adjusted EBITDA, and we will continue to maintain a disciplined approach to capital allocation and portfolio management. I believe we are well-positioned to build on our current momentum as we continue to enable leading corporations, fintechs, financial disruptors and merchants to drive the real-time digital transformation of payments and commerce.”

About Thomas Warsop

Warsop has served as Interim President and CEO of ACI Worldwide since November 2022, and member of the ACI Board of Directors since June 2015. He served as non-executive Chair of the Board from June 2022 to November 2022. He has led various portfolio companies for several leading private equity firms, including One Call Care Management, York Risk Services Group, and The Warranty Group. He served as Group President at Fiserv, Inc. (NASDAQ: FISV), a provider of technology solutions to the financial industry, from 2007 to 2012. He served in various capacities at Electronic Data Systems for 17 years, including President of its Business Process Outsourcing unit in Asia Pacific, Vice President in the United Kingdom, and Vice President of Global Financial Services.

About ACI Worldwide

ACI Worldwide is a global leader in mission-critical, real-time payments software. Our proven, secure and scalable software solutions enable leading corporations, fintech companies and financial disruptors to process and manage digital payments, power omni-commerce payments, present and process bill payments, and manage fraud and risk. We combine our global footprint with a local presence to drive the real-time digital transformation of payments and commerce.

© Copyright ACI Worldwide, Inc. 2023

ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties’ trademarks referenced are the property of their respective owners.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by the Company in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict or identify all such events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Contacts/Media Relations:

Nick Karoglou | Head of Communications and Corporate Affairs I

nick.karoglou@aciworldwide.com

John Kraft | Head of Strategy and Finance I

john.kraft@aciworldwide.com